Exhibit 99.1

PRESS RELEASE

Cyren Announces First Quarter 2019 Financial Results

- - -

First quarter revenue increases 26% year-over-year

McLean, Va. – May 15, 2019 – Cyren (NASDAQ: CYRN) today announced its first quarter 2019 financial results for the period ending March 31, 2019.

During the first quarter, Cyren reported quarterly revenues of $9.7 million – an increase of 26% over the first quarter of 2018. Annual recurring revenue from Cyren’s enterprise business finished the quarter at $6.8 million compared to $4.8 million at the end of Q1 2018, representing a 41% annual increase.

“We are pleased with the company’s financial results during the first quarter,” said Lior Samuelson, Chairman of the Board at Cyren. “We experienced continued demand for Cyren’s email security solutions, which translated to solid year-over-year top line growth. More importantly, I feel like we have built a solid foundation for future growth, and look forward to working with Cyren’s next CEO to take the company to new heights.”

Following Cyren’s previously announced CEO transition plan, on April 24, the company announced that Brett Jackson was appointed by Cyren’s Board to serve as the company’s next CEO, who started in the position on May 6. Mr. Jackson will be introduced by Mr. Samuelson on the company’s first quarter financial results conference call on May 15.

First Quarter 2019 Financial Highlights:

•	Revenues for the first quarter of 2019 were $9.7 million, compared to $7.7 million during the first quarter of 2018, and $9.5 million last quarter.

•	GAAP net loss for the first quarter of 2019 was $4.6 million, compared to a net loss of $5.2 million in the first quarter of 2018.

•	GAAP loss per basic and diluted share for the first quarter of 2019 was $0.08, compared to a loss of $0.10 per basic and diluted share for the first quarter of 2018.

•	Non-GAAP net loss for the first quarter of 2019 was $4.4 million, compared to a Non-GAAP net loss of $4.8 million for the first quarter of 2018.

•	Non-GAAP loss per basic and diluted share was $0.08 for the first quarter of 2019, compared to a Non-GAAP loss of $0.09 per share in first quarter of 2018.

•	Operating cash flow during the first quarter of 2019 was negative $1.3 million, compared to operating cash flow of negative $4.2 million during the first quarter of 2018.

•	Net cash flow for the first quarter of 2019 was negative $5.1 million, compared to negative $5.7 million during the first quarter of 2018.

•	Cash balance as of March 31, 2019 was $12.4 million, compared to $17.6 million as of December 31, 2018.

For information regarding the non-GAAP financial measures discussed in this release, please see “Use of Non-GAAP Financial Measures” and “Reconciliation of Selected GAAP Measures to Non-GAAP Measures.”

Recent Business Highlights:

•	In April, Cyren announced the appointment of Brett Jackson as the company’s new Chief Executive Officer. Mr. Jackson is an experienced, growth-oriented CEO and has led and scaled multiple companies in the security and analytics markets. He was unanimously approved by Cyren’s board of directors.

•	Cyren was recently honored in the Cybersecurity Excellence Awards, with its cloud-based Cyren EmailSecurity winning a first-place gold award in the email security category against six other finalists. This is the third year in a row that Cyren products have been recognized in the Cybersecurity Excellence Awards.

•	In January, Cyren announced a partnership with Microsoft to integrate its web security technology directly into Windows Defender Advanced Threat Protection (ATP). The offering is initially being launched in a private preview with a select set of enterprise customers during the second quarter of 2019, with the goal of reaching general availability for all Windows Defender ATP customers later in the year.

Financial Results Conference Call:

The company will host a conference call at 10 a.m. Eastern Time (5 p.m. Israel Time) on Wednesday, May 15, 2019 to discuss first quarter results.

U.S. Dial-in Number:	1-877-407-0312
Israel Dial-in Number:	1-80-940-6247
International Dial-in Number:	1-201-389-0899

The call will be simultaneously webcast live on the investor relations section of Cyren’s website at https://ir.cyren.com, or by using the following link: https://webcasts.eqs.com/cyren20190515.

For those unable to participate in the live conference call, a replay will be available until May 29, 2019. To access the replay, the U.S. dial in number is 1-877-660-6853 and the non-U.S. dial in number is 1-201-612-7415. Callers will be prompted for replay conference ID number 13690390. An archived version of the webcast will also be available on the investor relations section of the company's website at https://ir.cyren.com/events.

About Cyren:

More than 1.3 billion users around the world rely on Cyren's 100% cloud security solutions to protect them against cyber attacks and data loss every day. Powered by the world's largest security cloud, Cyren (NASDAQ: CYRN) delivers fast time-to-protection with award-winning email security, cloud sandboxing and DNS filtering services for business, and threat intelligence solutions for service providers and security vendors like Microsoft, Google and Check Point. Learn more at www.cyren.com.

Blog: http://blog.cyren.com

Facebook: www.facebook.com/CyrenWeb

LinkedIn: www.linkedin.com/company/cyren

Twitter: www.twitter.com/CyrenInc

Use of Non-GAAP Financial Measures:

Non-GAAP financial measures consist of GAAP financial measures adjusted to exclude: stock-based compensation expenses, amortization of acquired intangible assets, and deferred taxes related to acquisitions, adjustments to earn-out obligations, and capitalization of technology. The purpose of such adjustments is to give an indication of the company's performance exclusive of non-cash charges and other items that are considered by management to be outside of the company's core operating results. The company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP.

Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate the business and make operating decisions.

These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. The company believes this adjustment is useful to investors as a measure of the ongoing performance of the business. The company believes these non-GAAP financial measures provide consistent and comparable measures to help investors understand the company's current and future operating cash flow performance. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. Reconciliation between results on a GAAP and non-GAAP basis is provided in a table immediately following the Consolidated Statements of Income. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management uses both GAAP and non-GAAP measures when evaluating the business internally and therefore felt it important to make these non-GAAP adjustments available to investors.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements in the future tense, and statements including words such as "expect," "plan," "estimate," "anticipate," or "believe" are forward-looking statements. These statements are based on information available at the time of the press release and the company assumes no obligation to update any of them. The statements in this press release are not guarantees of future performance and actual results could differ materially from current expectations as a result of numerous factors, including our CEO transition, business conditions and growth or deterioration in the internet security market, technological developments, products offered by competitors, availability of qualified staff, and technological difficulties and resource constraints encountered in developing new products, as well as those risks described in the company's publicly filed reports, which are available through www.sec.gov.

Company Contact

Mike Myshrall, CFO

Cyren

+1.703.760.3320

mike.myshrall@cyren.com

Media Contact

Matthew Zintel

Zintel Public Relations

+1.281.444.1590

matthew.zintel@zintelpr.com

CYREN LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of U.S. dollars, except per share amounts)

	Three months ended		Three months ended
	March 31		March 31
	2019	2018	2019	2018
	Unaudited	Unaudited	Unaudited	Unaudited

Revenues	$9,655	$7,636	$9,655	$7,636

Cost of revenues	4,000	3,382	4,000	3,382

Gross profit	5,655	4,254	5,655	4,254

Operating expenses:

Research and development, net	4,177	3,355	4,177	3,355

Sales and marketing	3,856	4,145	3,856	4,145

General and administrative	2,432	2,038	2,432	2,038

Total operating expenses	10,465	9,538	10,465	9,538

Operating loss	(4,810)	(5,284)	(4,810)	(5,284)

Other income (expense), net	248	(2)	248	(2)

Financial expense, net	(53)	4	(53)	4

Loss before taxes	(4,615)	(5,282)	(4,615)	(5,282)

Tax benefit	39	46	39	46

Net loss	$(4,576)	$(5,236)	$(4,576)	$(5,236)

Loss per share - basic	$(0.08)	$(0.10)	$(0.08)	$(0.10)

Loss per share - diluted	$(0.08)	$(0.10)	$(0.08)	$(0.10)

Weighted average number of shares outstanding:
Basic	54,177	53,381	54,177	53,381

Diluted	54,177	53,381	54,177	53,381

CYREN LTD.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(in thousands of U.S. dollars, except per share amounts)

	Three months ended		Three months ended
	March 31		March 31
	2019	2018	2019	2018
	Unaudited	Unaudited	Unaudited	Unaudited

GAAP gross profit	$5,655	$4,254	$5,655	$4,254
GAAP gross margin	59%	56%	59%	56%
Plus:
Stock-based compensation	29	31	29	31
Amortization of intangible assets	839	852	839	852
Non-GAAP gross profit	6,523	5,137	6,523	5,137
Non-GAAP gross margin	68%	67%	68%	67%

GAAP operating loss	(4,810)	(5,284)	(4,810)	(5,284)
Plus:
Stock-based compensation	269	323	269	323
Amortization of intangible assets	963	1,009	963	1,009
Capitalization of technology	(742)	(877)	(742)	(877)
Non-GAAP operating loss	(4,320)	(4,829)	(4,320)	(4,829)

GAAP net loss	(4,576)	(5,236)	(4,576)	(5,236)
Plus:
Stock-based compensation expense	269	323	269	323
Intangible amortization expense	963	1,009	963	1,009
Adjustment to earn-out liabilities	-	27	-	27
Amortization of deferred tax assets	(57)	(64)	(57)	(64)
Gain from an earn-out liability settlement	(256)	-	(256)	-
Capitalization of technology	(770)	(877)	(770)	(877)
Non-GAAP net loss	$(4,427)	$(4,818)	$(4,427)	$(4,818)

Numerator for non-GAAP EPS calculation	$(4,427)	$(4,818)	$(4,427)	$(4,818)
Non-GAAP net loss per share	$(0.08)	$(0.09)	$(0.08)	$(0.09)

GAAP weighted-average shares used to compute net loss per share	54,177	53,381	54,177	53,381

CYREN LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of U.S. dollars)

	March 31	December 31
	2019	2018
	Unaudited	Audited
Assets
Current Assets:
Cash and cash equivalents	$12,444	$17,571
Trade receivables, net	3,024	3,658
Deferred commissions	909	887
Prepaid expenses and other receivables	1,472	778
Total current assets	17,849	22,894

Long-term deferred commissions	1,783	1,880
Lease deposits	812	821
Operating lease right-of-use assets	9,675	-
Severance pay fund	541	503
Property and equipment, net	4,692	4,608
Intangible assets, net	8,554	8,802
Goodwill	20,262	20,519
Total long-term assets	46,319	37,133
Total assets	$64,168	$60,027

Liabilities and Shareholders’ Equity
Current Liabilities:
Trade payables	$1,270	$1,668
Employees and payroll accruals	3,375	3,959
Accrued expenses and other liabilities	1,343	910
Operating lease liabilities	1,277	-
Earn-out consideration	-	2,926
Deferred revenues	5,498	5,773
Total current liabilities	12,763	15,236

Deferred revenues	3,242	503
Convertible notes	10,000	10,000
Long-term operating lease liabilities	8,724	-
Deferred tax liability	1,045	1,130
Accrued severance pay	677	598
Other liabilities	347	700
Total long-term liabilities	24,035	12,931

Shareholders’ equity	27,370	31,860
Total liabilities and shareholders’ equity	$64,168	$60,027

CYREN LTD.

CONDENSED CONSOLIDATED CASH FLOW DATA

(in thousands of U.S. dollars)

	Three months ended		Three months ended
	March 31		March 31
	2019	2018	2019	2018
Cash flows from operating activities:	Unaudited	Unaudited	Unaudited	Audited

Net loss	$(4,576)	$(5,236)	$(4,576)	$(5,236)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Loss on disposal of property and equipment	1	-	1	-
Depreciation	461	455	461	455
Stock-based compensation	269	323	269	323
Amortization of intangible assets	966	1,009	966	1,009
Amortization of deferred commissions	(332)	242	(332)	242
Amortization of operating lease right-of-use assets	351	-	351	-
Interest on convertible notes	140	-	140	-
Other expenses (income) related to the earn-out consideration	(256)	27	(256)	27
Deferred taxes, net	(69)	(47)	(69)	(47)

Changes in assets and liabilities:
Trade receivables	678	587	678	587
Prepaid expenses and other receivables	(738)	(659)	(738)	(659)
Deferred commissions	407	(359)	407	(359)
Change in long-term lease deposits	20	(3)	20	(3)
Trade payables	(405)	(39)	(405)	(39)
Employees and payroll accruals, accrued expenses and other liabilities	(274)	(252)	(274)	(252)
Deferred revenues	2,463	(509)	2,463	(509)
Accrued severance pay, net	41	8	41	8
Operating lease liabilities	(365)	-	(365)	-
Other long-term liabilities	(111)	61	(111)	61
Net cash provided by (used in) operating activities	(1,329)	(4,392)	(1,329)	(4,392)

Cash flows from investing activities:

Capitalization of technology, net of grants received	(627)	(662)	(627)	(662)
Purchase of property and equipment	(544)	(822)	(544)	(822)
Net cash used in investing activities	(1,171)	(1,484)	(1,171)	(1,484)

Cash flows from financing activities:

Payment of earnout liability	(2,680)	-	(2,680)	-
Proceeds from options exercised	189	19	189	19
Net cash provided by (used in) financing activities	(2,491)	19	(2,491)	19
Effect of exchange rate changes on cash	(126)	36	(126)	36
Increase (decrease) in cash, cash equivalents and restricted cash	(5,117)	(5,821)	(5,117)	(5,821)
Cash, cash equivalents and restricted cash at the beginning of the period	18,156	24,228	18,156	24,228
Cash, cash equivalents and restricted cash at the end of the period	$13,039	$18,407	$13,039	$18,407

Reconciliation of cash, cash equivalents and restricted cash as shown in the consolidated statements of cash flow:
Cash and cash equivalents	$12,444	$17,940	$12,444	$17,940
Restricted cash included in long-term restricted lease deposits	595	467	595	467

Total cash, cash equivalents and restricted cash	$13,039	$18,407	$13,039	$18,407